UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): December 23, 2025

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Executive Officer

On December 23, 2025, the board of directors (the “CVR Energy Board”) of CVR Energy, Inc. (the “Company”) appointed Mark A. Pytosh as President and Chief Executive Officer of the Company, effective January 1, 2026. In this capacity, he will be the Company’s principal executive officer. Mr. Pytosh will succeed David L. Lamp, who, as previously announced, will cease to serve as the President and Chief Executive Officer of the Company effective December 31, 2025.

Mr. Pytosh, age 60, has served as the Company’s Executive Vice President – Corporate Services since January 2018, and as a member of the board of directors (the “CVR Partners Board”) and as the President and Chief Executive Officer of the general partner of CVR Partners, LP (NYSE: UAN) (“CVR Partners”) since 2011 and 2014, respectively. Mr. Pytosh will continue to serve as a director on the CVR Partners Board and as President and Chief Executive Officer of the general partner of CVR Partners, in addition to his new roles at the Company.

Beginning January 1, 2026, Mr. Pytosh will receive compensation for his service as President and Chief Executive Officer of the Company pursuant to the previously disclosed Employment Agreement between the Company and Mr. Pytosh dated July 28, 2025 (the “Employment Agreement”). The Employment Agreement was filed as an exhibit to, and described in, the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2025, such description being incorporated herein by reference. Such description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement.

Election of Director

Also on December 23, 2025, the CVR Energy Board increased the size of the CVR Energy Board from nine to ten and appointed Mr. Pytosh to fill the newly created directorship effective January 1, 2026. Mr. Pytosh will not receive compensation for his service as a member of the CVR Energy Board or its committees as long as he is employed by the Company.

Other than the foregoing, the Company is not aware of any transactions in which Mr. Pytosh has an interest that would be required to be disclosed under Item 404(a) of Regulation S-K and no arrangement or understanding exists between Mr. Pytosh and any other person pursuant to which he was selected as President and Chief Executive Officer or a member of the CVR Energy Board. There are no family relationships between Mr. Pytosh and any director or executive officer of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2025

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary